                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 15, 2002


                          Southwest Capital Corporation
             (Exact name of Registrant as Specified in its Charter)


                                   New Mexico
                 (State or Other Jurisdiction of Incorporation)



             0-8149                                        85-0169650
    (Commission File Number)                             (IRS Employer
                                                      Identification No.)


                         1650 University Boulevard, N.E.
                                   Suite 5-100
                          Albuquerque, New Mexico 87102
              (Address of Principal Executive Offices and Zip Code)


                                 (505) 242-4561
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events

      Southwest Capital Corporation has effected a 0.6349-for-1 reverse stock split effective as of March 15, 2002. Trading of the shares post-split began on March 18, 2002. Post-stock split, Southwest's authorized capital consists of 6,349,206 shares of common voting stock, without par value, of which approximately 2,000,000 shares (subject to adjustments for fractional shares due to the reverse stock split) are currently issued and outstanding, and 3,000,000 shares of preferred stock, without par value, of which none is outstanding.. Southwest's common stock is quoted on the Over-the-Counter Bulletin Board (OTCBB). As of March 15, 2002, Southwest's ticker symbol changed to SWTC.

      The reverse stock split was effected pursuant to a letter of intent, dated September 26, 2001, between Southwest and Scanner Technologies Corporation in connection with the anticipated merger of Scanner with and into Southwest. Shareholders will not be requested to exchange stock certificates at this time.




                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SOUTHWEST CAPITAL CORPORATION



                                          By    /s/ Laurence S. Zipkin
Date:  March 18, 2002                       -----------------------------------
                                                Laurence S. Zipkin
                                                President